As filed with the Securities and Exchange Commission on March 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	31-0724920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Huntington Center

41 South High Street

Columbus, Ohio 43287

(614) 480-2265

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Jana J. Litsey, Esq.

General Counsel and Senior Executive Vice President

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

(614) 480-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Nicholas G. Demmo, Esq.

Mark F. Veblen, Esq.

Kathryn Gettles-Atwa, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Huntington Bancshares Incorporated

Common Stock

Preferred Stock

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Warrants

Purchase Contracts for Securities

Guarantees

Units

Huntington Center

41 South High Street

Columbus, Ohio 43287

(614) 480-2265

The securities listed above may be offered and sold, from time to time, by Huntington Bancshares Incorporated, a Maryland corporation (which may be referred to as “we” or “us” or “our” or the “Issuer” or “Huntington”), and/or one or more selling security holders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering, including on a delayed or continuous basis. The Issuer will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

Our common stock is listed and traded on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “HBAN.” Our depositary shares each representing 1/40th interest in a share of our 4.500% Series H Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, is listed and traded on the NASDAQ under the symbol “HBANP.” Our depositary shares each representing 1/1,000th interest in a share of our 5.70% Series I Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, are listed and traded on the NASDAQ under the symbol “HBANM.”

Investing in the offered securities involves risks. See “Risk Factors” on page 2 of this prospectus.

These securities will be equity securities or unsecured obligations of the Issuer and will not be savings accounts, deposits, or other obligations of any of our bank or nonbank subsidiaries and will not be insured by the Federal Deposit Insurance Corporation, the deposit insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we, or, under certain circumstances, one or more selling security holders to be identified in the future may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

The following securities may be offered from time to time:

•	common stock;

•	preferred stock;

•	depositary shares;

•	senior debt securities;

•	subordinated debt securities;

•	junior subordinated debt securities;

•	warrants;

•	stock purchase contracts for securities;

•	guarantees; or

•	units.

This prospectus provides you with a general description of the securities that we or any selling security holder may offer as well as other information you should know before investing in our securities. Each time that we or any selling security holder offers securities, we will file with the SEC a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. The Issuer may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. The Issuer is only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

The Issuer may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Issuer directly or through dealers or agents designated from time to time. If the Issuer, directly or through agents, solicits offers to purchase the securities, the Issuer reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

One or more of our subsidiaries, including Huntington Securities, Inc., may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

RISK FACTORS

Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein, together with all of the other information appearing in this prospectus or in the applicable prospectus supplement or incorporated by reference into this prospectus in light of their particular investment objectives and financial circumstances.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.huntington.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered by the applicable prospectus supplement:

•

Our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 18, 2022 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement filed on March 10, 2022);

•	Our Amendment to Current Report on Form 8-K/A, filed on July 29, 2021 (Film No. 211127909);

•	Our Current Reports on Form 8-K filed on January 21, 2022 (Film No. 22546408) and March 14, 2022;

•

The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on April 28, 1967, including any subsequently filed amendments and reports updating such description;

•

The description of the depositary shares each representing 1/40th interest in a share of our 4.500% Series H Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on February 9, 2021, including any subsequently filed amendments and reports updating such description; and

•

The description of the depositary shares each representing 1/1,000th interest in a share of our 5.70% Series I Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on June 9, 2021, including any subsequently filed amendments and reports updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Upon written or oral request, we will provide — at no cost to the requester — a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make a request by writing to the following address or calling the following telephone number:

Investor Relations

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

Phone: (614) 480-5676

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated herein and therein by reference contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve; volatility and disruptions in global capital and credit markets; movements in interest rates; cessation of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services including those implementing our “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the Office of the Comptroller of the Currency, Federal Reserve, FDIC, and Consumer Financial Protection Bureau; the possibility that the anticipated benefits of the transaction with TCF Financial Corporation are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Huntington does business; and other factors that may affect our future results. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2021 and the documents subsequently filed by us with the SEC. We assume no obligation to update any forward-looking statements. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, and the documents subsequently filed by us with the SEC, and in this prospectus supplement and the accompanying prospectus.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. We assume no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

HUNTINGTON BANCSHARES INCORPORATED

We are a multi-state diversified regional bank holding company organized under Maryland law in 1966 and headquartered in Columbus, Ohio. Through the Bank, we have over 150 years of servicing the financial needs of our customers. Through our subsidiaries, we provide full-service commercial and consumer banking services, mortgage banking services, automobile financing, recreational vehicle and marine financing, equipment financing, inventory finance, investment management, trust services, brokerage services, insurance products and services, and other financial products and services. At December 31, 2021, our 1,092 full-service branches and private client group offices are primarily located in Ohio, Colorado, Illinois, Indiana, Kentucky, Michigan, Minnesota, Pennsylvania, West Virginia and Wisconsin. Select financial services and other activities are also conducted in various other states. International banking services are available through the headquarters office in Columbus, Ohio. Our foreign banking activities, in total or with any individual country, are not significant.

On June 9, 2021, Huntington closed the acquisition of TCF Financial Corporation in an all-stock transaction valued at $7.2 billion. TCF was a financial holding company headquartered in Detroit, Michigan with operations across the Midwest. Historical periods prior to June 9, 2021 reflect results of legacy Huntington operations. Subsequent to closing, results reflect all post-acquisition activity.

As of December 31, 2021, we had, on a consolidated basis, total assets of approximately $174 billion, total deposits of approximately $143 billion and total shareholders’ equity of approximately $19 billion.

Our principal executive offices are located at 41 South High Street, Columbus, Ohio 43287, and our telephone number is (614) 480-2265.

SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Senior Debt Securities, Subordinated Debt Securities, and Junior Subordinated Debt Securities

Our notes, including senior notes, subordinated notes, and junior subordinated notes, may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate, the trustee or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the notes.

Warrants

We may sell warrants to purchase our senior notes, subordinated notes, junior subordinated notes, shares of preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, junior subordinated notes, preferred stock, depositary shares or common stock.

Guarantees

We may issue guarantees of indebtedness issued by our subsidiaries.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we anticipate that the net proceeds from the sale of the securities by the Issuer will be added to our general funds and will be available for general corporate purposes, including, among other things:

•	the repayment of existing indebtedness;

•	the repurchase of our common stock;

•	investments in, or extensions of credit to, our existing or future subsidiaries; and

•	the financing of possible acquisitions.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through agents;

•	to or through underwriters; or

•	directly to other purchasers.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for the Issuer by Wachtell, Lipton, Rosen & Katz and Venable LLP. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

EXPERTS

The financial statements of Huntington Bancshares Incorporated and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management’s Assessment of Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of TCF as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 (which is included in Management’s Report on Internal Control Over Financial Reporting) have been incorporated in this prospectus in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, which reports appear in the Form 8-K of Huntington Bancshares Incorporated dated April 30, 2021 which is incorporated by reference in the Form 8-K/A dated July 29, 2021 which is incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	*
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
FINRA Filing Fee	**
Trustee Fees and Expenses	**
Blue Sky Fees and Expenses	**
Printing Fees	**
Rating Agency Fees	**
Miscellaneous	**
TOTAL	**

*

To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Huntington’s charter contains such a provision, which eliminates such liability to the fullest extent permitted by the MGCL.

Huntington’s charter provides that it shall indemnify its directors to the fullest extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses subject to procedures provided by such laws, its officers to the same extent it shall indemnify its directors, and its officers who are not directors to such further extent as shall be authorized by the Huntington board of directors and be consistent with Maryland law. Huntington’s bylaws provide that it shall indemnify and advance expenses to (i) its present or former directors and officers and (ii) any individual who, while a director or officer and at the request of Huntington, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. Huntington may, with the approval of the Huntington board of directors, provide such indemnification and advance for expenses to an individual who served a predecessor in any of the capacities described above and any employee or agent of Huntington or a predecessor of Huntington. Huntington’s bylaws further provide that director and officer indemnification and expense advance rights include expenses related to being a witness in a proceeding.

Section 2-418 of the MGCL provides, in substance, that a corporation may indemnify any present or former director or officer or any individual who, while a director or officer of the corporation and at the request of the corporation, has served another enterprise as a director, officer, partner, trustee, employee or agent who is made, or threatened to be made, a party to, or witness in, any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding, unless it is proved that the act or omission of the director or officer (a) was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the above, a director or officer may not be indemnified in respect of any proceeding, by or in the right of the corporation, in which such director or officer shall have been adjudged liable to the corporation or in respect of any proceeding charging improper receipt of a personal benefit in which such director or officer shall have been adjudged to be liable to the corporation (except as described below).

Section 2-418 provides that a present or former director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding. A court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, may order indemnification as the court shall deem proper if it determines that a director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. However, indemnification with respect to any proceeding by or in the right of the corporation, or in which liability shall have been adjudged in the case of a proceeding charging improper personal benefit to the director or officer, shall be limited to expenses.

The reasonable expenses incurred by a director or officer who is a party to a proceeding shall be paid or reimbursed by Huntington in advance of the final disposition of the proceeding upon its receipt of both a written affirmation by the director or officer of his or her good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director or officer to repay the amount if it shall be ultimately determined that the standard of conduct has not been met.

The indemnification and advancement of expenses provided or authorized by Section 2-418 are not exclusive of any other rights to which a director or officer may be entitled both as to action in his or her official capacity and as to action in another capacity while holding such office.

Pursuant to Section 2-418, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation serving as a director, officer, partner, trustee, employee or agent of another corporation or other enterprise or of an employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under Section 2-418. A corporation may provide similar protection, including a trust fund, letter of credit or surety bond, which is not inconsistent with Section 2-418. A subsidiary or an affiliate of the corporation may provide the insurance or similar protection.

The foregoing is only a general summary of certain aspects of Maryland law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

Subject to certain exceptions, the directors and officers of Huntington and its affiliates are insured (subject to certain maximum amounts and deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as such directors or officers or while acting in their capacities as fiduciaries in the administration of certain of Huntington’s employee benefit programs. Huntington is insured, subject to certain retentions and exceptions, to the extent it shall have indemnified the directors and officers for such loss.

ITEM 16.	EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit	Description

1.1	Form of Underwriting Agreement for Debt Securities — previously filed as Exhibit 1.1 to Registration Statement on Form S-3 (File No. 333-232886) filed with the SEC on July 30, 2019 and incorporated herein by reference.

1.2*	Form of Underwriting Agreement for Equity Securities.

1.3*	Form of Underwriting Agreement for Depositary Shares.

1.4*	Form of Underwriting Agreement for Warrants.

1.5*	Form of Underwriting Agreement for Purchase Contracts.

1.6*	Form of Underwriting Agreement for Guarantees.

1.7*	Form of Underwriting Agreement for Units.

3.1	Articles Supplementary of Huntington Bancshares Incorporated, as of January 18, 2019 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on January 22, 2019 and incorporated herein by reference.

3.2	Articles of Restatement of Huntington Bancshares Incorporated, as of January 18, 2019 — previously filed as Exhibit 3.2 to Current Report on Form 8-K, filed with the SEC on January 22, 2019 and incorporated herein by reference.

3.3	Bylaws of Huntington Bancshares Incorporated, as amended and restated on January 16, 2019 — previously filed as Exhibit 3.3 to Current Report on Form 8-K, filed with the SEC on January 22, 2019 and incorporated herein by reference.

3.4	Articles Supplementary of Huntington Bancshares Incorporated, as of February 5, 2021 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on February 9, 2021 and incorporated herein by reference.

3.5	Articles Supplementary of Huntington Bancshares Incorporated, as of August 5, 2020 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on August 10, 2020 and incorporated herein by reference.

3.6	Articles Supplementary of Huntington Bancshares Incorporated, as of May 28, 2020 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on June 3, 2020 and incorporated herein by reference.

3.7	Articles Supplementary of Huntington Bancshares Incorporated, as of June 8, 2021 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on June 9, 2021 and incorporated herein by reference.

3.8	Articles of Amendment of Huntington Bancshares Incorporated to Articles of Restatement of Huntington Bancshares Incorporated, as of June 8, 2021 — previously filed as Exhibit 3.2 to Current Report on Form 8-K, filed with the SEC on June 9, 2021 and incorporated herein by reference.

4.1	Senior Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, as Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), as Trustee — previously filed as Exhibit 4(d) to Form S-3 (File No. 333-131143) filed with the SEC on January 19, 2006, and incorporated herein by reference.

4.2	Subordinated Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, as Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), as Trustee — previously filed as Exhibit 4(e) to Form S-3 (File No. 333-131143) filed with the SEC on January 19, 2006, and incorporated herein by reference.

Exhibit	Description

4.3	Junior Subordinated Debt Indenture, dated as of May 14, 2007, between Huntington Bancshares Incorporated and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee — previously filed as Exhibit 4.3 to Form S-3 (File No. 333-212820) filed with the SEC on August 2, 2016, and incorporated herein by reference.

4.4	Form of Junior Subordinated Note — previously filed as Exhibit 99.2 to Current Report on Form 8-K filed with the SEC on May 8, 2007 and incorporated herein by reference.

4.5	Senior Debt Indenture, dated as of July 30, 2019, between Huntington Bancshares Incorporated and Deutsche Bank Trust Company Americas, as Trustee – previously filed as Exhibit 4.5 to Form S-3 (File No. 333-232886) filed with the SEC on July 30, 2019, and incorporated herein by reference.

5.1	Opinion of Venable LLP as to the legality of the common stock, preferred stock, depositary shares, debt securities, junior subordinated debt securities, warrants, guarantees and stock purchase contracts for preferred stock to be issued by Huntington Bancshares Incorporated (including the consent of such counsel).

8.1*	Opinion as to certain tax matters (including the consent of such counsel).

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement and incorporated herein by reference).

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Senior Debt Indenture, the Subordinated Debt Indenture and the Junior Subordinated Debt Indenture.

25.2	Statement of Eligibility of Trustee on Form T-1 of Deutsche Bank Trust Company Americas to act as Trustee under the Senior Debt Indenture.

107	Filing Fee Table.

*

To be filed subsequently on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(A) The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The Registrant hereby undertakes to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Huntington Bancshares Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on March 14, 2022.

HUNTINGTON BANCSHARES INCORPORATED

By:	/s/ Zachary Wasserman
Name:	Zachary Wasserman
Title:	Chief Financial Officer
(Principal Financial Officer)

BE IT KNOWN BY THESE PRESENT: Each of the undersigned directors and officers has made, constituted, and appointed, and does hereby make, constitute, and appoint Stephen D. Steinour, Zachary Wasserman and Jana J. Litsey, and each of them, with full power of substitution, his or her true and lawful attorneys-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all registration statements and amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, relating to the registration under the Securities Act of 1933 of the common stock; preferred stock; depositary shares; senior debt securities; subordinated debt securities; junior subordinated debt securities; warrants; stock purchase contracts for securities; guarantees; or units issuable pursuant to this Registration Statement on Form S-3, and to file with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on March 14, 2022:

Signature	Title

/s/ Stephen D. Steinour	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)
Stephen D. Steinour

/s/ Zachary Wasserman	Chief Financial Officer (Principal Financial Officer)
Zachary Wasserman

/s/ Nancy E. Maloney	Executive Vice President, Controller (Principal Accounting Officer)
Nancy E. Maloney

/s/ Lizabeth Ardisana	Director
Lizabeth Ardisana

/s/ Alanna Y. Cotton	Director
Alanna Y. Cotton

/s/ Ann B. Crane	Director
Ann B. Crane

Signature	Title
/s/ Robert S. Cubbin	Director
Robert S. Cubbin

/s/ Steven G. Elliott	Director
Steven G. Elliott

/s/ Gina D. France	Director
Gina D. France

/s/ J. Michael Hochschwender	Director
J. Michael Hochschwender

/s/ Richard H. King	Director
Richard H. King

/s/ Katherine M. A. Kline	Director
Katherine M. A. Kline

/s/ Barbara L. McQuade	Director
Barbara L. McQuade

/s/ Richard W. Neu	Director
Richard W. Neu

/s/ Kenneth J. Phelan	Director
Kenneth J. Phelan

/s/ David L. Porteous	Director
David L. Porteous

/s/ Roger J. Sit	Director
Roger J. Sit

/s/ Jeffrey L. Tate	Director
Jeffrey L. Tate

/s/ Gary Torgow	Director
Gary Torgow